Working Capital Borrowing Contract
(Applied to public quota credit business)

No：Xing Yin Shi Jie Zi No. 152010026543

Lender：Shishi Branch of the Industrial Bank Co., Ltd

Domicile:___________________________

Legal Representative/Person Responsible: _________________

Contact:  __________________ Position: ____________

Correspondence Address: ___________________________________

Postal Code: __________________  Telex: ________________

Tel: _______________________      Fax: _______________

Borrower: Shishi Feiying Plastic Co., Ltd

Domicile:___________________________

Legal Representative/Person Responsible: _________________

Contact:  __________________ Position: ____________

Correspondence Address: ___________________________________

Postal Code: __________________  Telex: ________________

Tel: _______________________      Fax: _______________

Place of Signature of the Contract：Shishi

Important Notice

To maintain your rights and interests, please carefully read, check and confirm the following issues before signing the contract:

I.	You have the right to sign the contract on condition that you have been fully authorized by law, if gaining the approval by law;
II.
You have carefully read and fully understood the contract terms, and paid special attention to the contents related to the undertaking and exemption of liabilities or restricting the liabilities of Industrial Bank and the highlighted part;

III.	Your company and you have fully understood the meaning of contract terms and corresponding legal consequences and willingly accept the agreement of the terms;
IV.
The contract text offered by the Industrial Bank is only model text, and some blank is spared in the rear of related contract terms, with "supplementary terms" added, for all parties to conduct amendments, supplements or deletion; and

V.	Please timely consult Industrial Bank in case of any doubt.

The lender agrees to release the working capital financing loan to the borrower after examination and verification through the application of the borrower. To specify the rights and obligations of both parties and rigidly abide by the credit, both parties shall in accordance with related laws and regulations of the People's Republic of China specially conclude the contract through equality and negotiation to follow.

Article 1 Definition and Interpretation
Unless as otherwise stipulated by both parties in writing, the words and phases in the contract shall be subject to the following definitions and interpretations：

I. "Working capital borrowing" refers to the domestic currency loan released by the lender to the borrower for the daily production and management and capital turnover of the borrower.

II.
"Obligatory right" or principal claim refers to the obligatory right (including the principal, interest, default interest, compound interest, breach penalty, damages and fees for the realization of obligatory right) formed for the funding offered by the lender to the borrower according to the contract after examination and verification upon the application of the borrower (debtor) to the lender (creditor). The obligatory rights of the lender to the borrower and the debts of the borrower to the lender in the contract should be consistent in the content.

"The fees for the realization of the obligatory right" includes but not limited to costs, arbitration fee, property preservation fee, expense of application execution, attorney's fee, handling charge, announcement fees, evaluation fee, appraisal fee, auction fee, disposal sale fee, communications fee, travel expense disposal fees, etc.

III.	The words and phases of Article 6 in the contract shall be subject to the following definitions and interpretations：

"Fixed interest rate" refers to the invariable interest rate within the term of borrowing.

"Floating interest rate" refers to the interest rate fluctuating in the cycle and range agreed on by the lender and the borrower within the term of borrowing.

"Floating cycle" refers to the fluctuation frequency of loan interest rate agreed on by the lender and borrower. During one floating cycle, the loan interest rate is based on the benchmark interest rate calculated according to the pricing method as prescribed in the contract, and it is invariable in the cycle; the loan interest rate depends on the benchmark rate according to the pricing method as prescribed in the contract in the new floating cycle after the former floating cycle expires, and it is invariable in the new floating cycle.

“LIBOR” refers to the London Interbank Offered Rate, including the U.S Dollar, EUR and Yen, with the specific numerical value subject to the forwarded numerical value by the Industrial Bank.

“HIBOR” refers to the Hong Kong Interbank Offered Rate, with the specific numerical value subject to the forwarded numerical value by the Industrial Bank.

IV.
The "major transactions" as prescribed in the contract refers to (including but not limited to)：any confirmed or hidden transaction that will seriously impact the basic framework, the alteration of shareholders, contingent liability, cash flow, profitability, core business secrets, core competitiveness, important assets, material obligatory rights and liabilities, solvency and the capacity to fulfill the contract of the borrower' company or other transactions the lender and/or the borrower may think constituting major transactions.

V.
The "significant events" as prescribed in Article 14 in the contract refers to (including but not limited to): any confirmed or hidden event that will seriously impact the capacity of executives to perform duties, the employment and dissolution of personnel engaging core business, the core business secret, core competitiveness, basic framework, alteration of shareholders, contingent liability, existence, legitimation, stability, development, profitability, solvency, the capacity to execute the contract of the borrower's company and other events the lender and/or the borrower may think constituting significant events.

VI.
The "working day" in the contract refers to the business day of the lender's bank, which will be delayed to the next business day if some withdrawal or repayment is done in the non-business day in the execution of the contract.

Article 2 General Contract
The contract is the sub-contract of the contract with the number of Xing Yin Shi Shou Zi No.152010026535   Basic Amount and Credit Contract (namely general contract), with the credit amount converted into Renminbi of RMB29.8m and the validity period from September 7, 2010 to November 7, 2010. The loan amount shall be counted in the credit amount.

Article 3 Loan Amount
The lender agrees to release the loan of RMB10m to the borrower with the currency of Renminbi.

Article 4 Borrowing Purpose
The borrowing purpose is for the repayment of loan and the borrower shall not appropriate it for any other purpose without the written approval of the lender.

Article 5 Terms of Borrowing
 I. The term of borrowing is 12 months, from October 19, 2010 to October 18, 2011.

 II. The lending day shall be subject to the actual lending day stated in the receipt for the loan and schuldschein loan in case of one-time lending, and the term of borrowing shall be accordingly postponed if the actual lending day is latter than the lending day stated above.

III. The plan for fractional utilization of the loan is as follows:

RMB10m on October 19, 2010; RMB      0,000, date_____;

RMB       0,000, date_____; RMB      0,000, date_____;

RMB       0,000, date_____; RMB      0,000, date_____;

RMB        0,000, date_____; RMB         0,000, date_____;

RMB        0,000, date_____; RMB         0,000, date_____;

The borrower should file an application to the lender for handling the withdrawal formalities three working days before each withdrawal day or other time in writing required by the lender.

The lender has the right to require the borrower to pay the compensation at the___ per ten thousand of the due withdrawn loan amount on the current period if the borrower draws the loan not in accordance with the fractional utilization term agreed above.

IV.	The lender shall in accordance with Article 8 of the contract offer the loan on the preconditions as prescribed in Article 7 of the contract.

V.
The lender has the right to properly adjust the plan for the fractional utilization of loan according to whether the loan meets the provisions of related laws, regulations and policies, prerequisites for withdrawal as prescribed in the contract, the conditions for loan repayment and the factors of the signing of corresponding guarantee contract and time of handling guarantee formalities as well as other factors the lender thinks necessary, and has the right to suspend lending, offering the loan or terminating the loan contract and the borrower should bear corresponding liability for breach of the contract if the borrower fails to meet the above-mentioned conditions.

VI.
In case of fractional utilization of the loan, the identical maturity date shall be executed, that is, the separate loan of each term shall be subject to the maturity date confirmed in the receipt of a loan or the voucher of a loan which is firstly offered.

VII.	If the lender requires the repayment of the loan ahead of time according to the contract, it shall be deemed that the maturity date shall be accordingly brought forward.

Article 6 Borrowing Rate and Interest Accrual
  I. Renminbi borrowing rate

(I)	The Renminbi borrowing rate shall be subject to the following(1)：

(1)
Fixed interest rate, the executive annual interest rate 5.31%. The fixed interest rate shall rise by __% or fall by ___ % based on the national benchmark interest rate at the same level and the same period on the actual releasing day, in case of the adjustment of the national benchmark interest rate after the releasing of the loan as prescribed in Article 5 of the contract and before the actual releasing day of each loan, that is, the actual interest rate equals the national benchmark interest rate at the same level and the same period on the actual releasing day multiplying the coefficient , and does not fluctuate with the adjustment of the national benchmark interest rate during the borrowing.

(2)
floating interest rate，confirmed based on one____(month/quarter/half a year/year/other cycle), and the annual interest rate rises by ___ % or falls by ___ %  based on the national benchmark interest rate at the same level and same period, that is, the actual interest rate equals the national benchmark interest rate at the same level and same period multiplying the coefficient ____. The first-term interest rate is the rate that the national benchmark interest rate at the same level and same period on the actual releasing day multiplies the above coefficient, with the next interest rate confirmed by the national benchmark interest rate multiplying the above coefficient based on the period of one full ____ (month/quarter/half a yea/year/other cycle) starting from the actual releasing day.

The borrower shall not be notified during the borrowing in case of the adjustment of the benchmark interest rate.

(3)	Other interest rates： .

(II)
For the Renminbi loan offered in the contract, the lender has the right to reconfirm the borrowing rate according to the national policy for the interest rate at the same period, in the principle of fairness and integrity and by referring to the factors of industrial conventions and the status of interest rate in case of the cancellation of the national benchmark interest rate. The borrower should timely negotiate with the lender in case of any dissent. If negotiation fails, the lender has the right to take back loan ahead of time, and the borrower should immediately pay back the rest principal and interest of the loan.

II.Borrowing rate of foreign currency

(I)	The borrowing rate of foreign currency shall be subject to the following ____stipulations：

(1)	fixed interest rate, annual interest rate of ____%

(2)	floating interest rate shall be subject to the following ____stipulations：

(A)	The interest rate shall be calculated according to ___months' LIBOR___ (plus or minus) ____percentage points with the borrowing currency as stipulated in the contract.

(B)
The interest rate shall be calculated according to ____months' HIBOR____(plus or minus) ____percentage points with the borrowing currency as stipulated in the contract, with the floating cycle of ____ month.

    (3) Other agreed methods：

(II)
The standard for the interest rate of the fractional borrowing of foreign currency in the contract shall be confirmed according to the LIBOR or HIBOR forwarded by the Industrial Bank on the actual releasing day of each loan.

III. Repayment means of loan interest

The repayment means of loan interest shall be subject to the following (1)：

(1)
The borrowing in the contract has agreed on taking the 20th day of each month (month/the end of the quarter/at the end of half a year/at the end of the year and other cycle) as the expiry date for interest, the next day of which the borrower should pay the borrowing interest on the current term to the lender and pay off the rest principal and interest after the loan expires.

(2)	Other repayment means： .

IV. Default interest and compound interest
(1)
In case the borrower uses the loan not in accordance with the contract, the lender has the right to impose default interest on the appropriated loan, with a punitive interest rate rising by 100% of the borrowing interest rate; in case the borrower fails to pay off loan on time or reach an agreement with the lender on extending the loan term, namely, overdue loan, the lender has the right to impose default interest on the overdue part, with a punitive interest rate rising by 50% of the borrowing interest rate; and the lender has the right to impose compound interest at the overdue punitive interest rate of the loan according to the contract in case the borrower fails to pay the interest on time.

(2)
In case the borrowing interest rate adopts the fixed interest rate, the punitive interest rate is also the fixed interest rate; the punitive interest rate shall be the floating interest rate if the borrowing interest rate adopts the floating interest rate, with the floating cycle consistent with that of the borrowing interest rate.

(3)	The accrual method of default interest and compound interest shall be subject to the repayment method of borrowing interest rate as stipulated in the contract.

V.	The interest of the principal of the domestic and foreign currency loan shall accrue upon the date when the loan is appropriated into the account of the borrower.

Article 7 Prerequisites for Withdrawal
I.	The borrower can't file an application to the lender for the releasing of the loan in the contract unless the following prerequisites for withdrawal are met:

(1)	The borrower has submitted the following documents to the lender, with the stated issues unchangeable and continuously valid, has made satisfying interpretations and statements on the alterations：

1.	Loan application, with the main contents including but not limited to: name for borrowing project, amount, purpose, term and repayment plan and source;

2.
The borrower's business license or legal certificate of institution qualified after annual inspection, tax registration certificate qualified after annual inspection, organization code certificate, the articles of association, capital verification reports, loan card and password, list and signature sample of legal representative, members of the board of directors and principals, financial administrators registered and recorded in the industrial and commercial management authority, valid identification papers of legal representative or his authorized representative, and other documents of the company the lender thinks necessary;

3.
The resolutions made at the director or shareholder meeting by the borrower according to legal procedures, which has been adopted by voting of the directors or shareholders qualified for quorum, who, as a matter of fact, legally and effectively agree to apply to the lender for the loan in the contract, specify the borrowing purpose and accept the borrowing conditions required by the lender, or other documents the lender thinks necessary;

4.
The recent three years' annual reports recognized by the lender (with audit reports and notes attached), the latest and the last year's financial statements of the corresponding period, and the annual reports since the establishment for the borrower that is set up for fewer than three years;

5.	Information of affiliated enterprises

6.	For the borrower applying for temporary current fund loan, such related contracts, vouchers or data as procurement contract, order contract and debt proofs shall be offered;

7.
For the guarantee means of mortgage/pledge, the ownership proof materials and value assessment report of mortgage/pledge, with the formalities for mortgage/pledge registration handled well according to related laws and regulations, and the originals of related ownership proof documents and registration certifications submitted to the lender to keep at the request of the lender; for the situation where the borrower plans to adopt the guarantee method of the third party, related guarantee materials shall be submitted according to Article 2-4 above, with the contract valid on condition that the above guarantee should be continuously valid;

8.
In case the lender requires the mortgage/pledge should be insured, with the insurance formalities with the lender as the first beneficiary handled and the insurance original submitted to the lender on condition that the insurance is continuously valid;

9.	For the special industrial enterprise, the production and business license or enterprise qualification certificate for special industry granted by the authorized department shall be submitted;

10.	In case the lender is required to handle notarization, related notarization formalities have been completed;

11.
The borrower has opened an account in the lender according to requirements and willingly accepts the credit supervision and settlement supervision of the lender and has paid related expenses in the contract at the request of the lender;

12.
The borrower shall offer valid proofs for borrowing purpose by foreign exchange and approval documents of related departments and be qualified for related policies for foreign exchange management while applying for the foreign exchange loan;

13.	Tax returns on VAT, business tax and income tax required by the lender; and

14.	Other documents, statements and reports and vouchers required by the lender.

(2)	The borrower is established by law, with production and management legal and in compliance, the continued viability and legal repayment source;

(3)	The borrowing purpose is specific, legal and in compliance;

(4)
The statements and commitments made by the borrower in Article 12 of the contract are all continuous, authentic and valid, without any event of default or hidden events of defaults on the date of applying for releasing of loan or before;

(5)
The borrower has filled in the receipt related to the releasing of the loan or borrowing vouchers, which is the integral part of the contract and has equal effect. The borrowing receipt or borrowing vouchers shall prevail in case of any inconformity with the loan amount, loan term and borrowing interest rate in the contract;

(6)
The credit status of the borrower is good, without any major bad records; in case the borrower is the newly-established legal person, its holding shareholders should have the good credit status and no major bad records; and

(7)	Other prerequisites for withdrawal required by the lender.

II.
The fulfillment of the obligations in the contract by the lender shall be in the premise that prerequisites for withdrawal shall be met. The lender has the right to unilaterally decide to lower or partially give up the prerequisites for withdrawal, and the borrower or the guarantor shall not take this as the cause of demurrer against the lender.

III.
The lender has the right to properly adjust the releasing of the loan according to whether the funding is in line with the provisions of related laws, regulations and policies and the prerequisites for withdrawal required by the lender as well as such factors as the signing of the corresponding guarantee contract and the time of handling guarantee formalities. If the borrower fails to meet the prerequisites for withdrawal as stipulated in the contract, the lender has the right to suspend the application for the releasing of the loan or terminate the loan contract, and the corresponding liability or loss shall be undertaken by the borrower.

IV.
In case the borrower meets the prerequisites for withdrawal as stipulated in the contract through the examination and verification of the lender, the lender shall pay the loan according to Article 8 of the contract.

Article 8 Account Monitoring and Borrowing Payment
I. Account monitoring
Based on the Provisional Measures for the Administration of Working Capital Borrowing promulgated by the China Banking Regulatory Commission, the borrower makes commitments to have met the prerequisites for withdrawal as stipulated in the contract prior to applying for the releasing of the loan and accept the supervision of the lender with the loan utilized according to the agreed purpose. The lender has the right to conduct account monitoring over the basic deposit account, the general deposit account and the special deposit account opened by the borrower and monitor and control of the releasing, payment and repayment of the borrowing capital according to the contract.

The borrower designates the following account to be the special capital return account and timely offers the information on outflow and inflow of fund at the account:

Account Name：Shishi Feiying Plastic Co., Ltd  Account Number： 158300100100157765

Bank of Deposit：Shishi Branch of Industrial Bank Co., Ltd

The lender may in accordance with the credit status and funding status of the borrower separately sign the account management agreement with the borrower, specifying the management over the collected capital at the designated account. The lender has the right to call in the loan ahead of time according to the capital returns of the borrower.

II. Borrowing payment
(1)	The lender has the right to conduct administration and control over the payment of borrowing capital by means of the entrusted payment or dependent payment of the borrower.

1.
The "entrusted payment" of the lender means that the borrower authorizes the lender to appropriate the borrowing capital to its counterpart of transaction that is in line with the agreed purpose in the contract.

In case the entrusted payment of the lender is adopted, the borrower should before the releasing of the loan offer related transaction materials qualified for the agreed purpose in the contract and timely pay its counterpart of transaction through its own account after the examination and approval of the lender.

In case the entrusted payment of the lender is adopted, the lender has the right to call in the refunded loan ahead of time according to Article 13 of the contract if the basic transaction contract is cancelled, dissolved or invalid after the loan is appropriated to the counterpart of transaction of the borrower.

2.
The "independent payment" of the borrower means that the lender appropriates the loan to the account of the borrower and the borrower makes the payment to its transaction counterpart independently qualified for the agreed purpose of the contract.

In case the independent payment of the borrower is adopted, the borrower should regularly report to the lender the payment of the loan, and the lender has the right to check whether the borrowing payment is in line with the agreed purpose or not by means of account analysis, voucher verification and on-site survey.

(2)	Entrusted payment

The payment of the loan should adopts the entrusted payment of the lender in one of the following situations：

1.
The borrower and the lender newly establish the credit business relationship and the credit rating of the borrower is at or below B-level rating (the lender holds the credit rating of small enterprises is at or below B-level), and the "Newly established credit business relationship" means that the lender and the borrower establish the credit business relationship for the first time or have no credit business relationship within 2 years;

2.    Working Capital Borrowing for replacement;

3.
The payment object is specific and the single payment amount is up to the standard for the entrusted payment as stipulated in the contract. "Standard for entrusted payment" means that in case the borrower agrees that the single payment amount exceeds RMB3m (inclusive) (for foreign currency loan, converted at the middle rate issued by the lender on the payment day) or 30% of the borrowing contract amount (inclusive), the entrusted payment shall be adopted.

(3)
In the process of releasing and payment of loan, the borrower should according to the requirements of the lender supplement the conditions for loan releasing and payment in case of any situation as follows, and the lender has the right to decide which is the stricter condition for loan releasing and payment and suspend the loan releasing and payment and adopts the corresponding measures according to Clause 2 of Article 15 in the contract:

1. Decreasing credit status;
2. Weak profitability of main business;
3. Abnormal utilization of the loan; and
4. Other situations the lender thinks.

Article 9 Repayment of Principal and Interest of the Loan
I. The principal of the loan in the contract adopts the repayment method of (A)

(A) One-time full repayment of the principal of the loan on the maturity date.

(B) Installment repayment of the principal of the loan, with the amount and date as follows：

 Pay off RMB       0,000 on date    ;  Pay off RMB     0,000 on date     ;

 Pay off RMB       0,000 on date    ;  Pay off RMB     0,000 on date

 Pay off RMB        0,000 on date     ;  Pay off RMB     0,000 on date

 Pay off RMB         0,000 on date     ;  Pay off RMB     0,000 on date

 Pay off RMB         0,000 on date     ;  Pay off RMB     0,000 on date
If the lender adjusts the plan for fractional utilization of the loan, the repayment date and amount of the loan as stipulated in the contract is not altered, and the borrower should pay off the principal of the loan on time.
(C) Other means of the repayment of the principal of the loan:____________________.

II.
The borrower should on the repayment day and the interest settlement day as stipulated in the contract pay off the principal and interest of the loan in the contract on time and in full. If the borrower fails to pay off the principal and interest on time, the lender has the right to deduct and collect the due fees and the principal and interest of the loan from the account opened in the lender or any account of the branch institution in the lender's system according to related provisions of the banking accounting and the order stipulated in the internal system of the lender.

III.
Repayment shall be postponed to the next business day of the lender if the repayment day is not the business day of the lender, which shall be counted into the days the loan is actually utilized. The borrower should pay off the principal and interest after the repayment of the last principal of the loan and not be restricted by the interest settlement day as stipulated in Article 6 of the contract.

IV.
In case the borrower fails to pay off the loan of the contract on time and the loan term shall be extended, it should officially file a written application for the extension of loan term to the lender within the 10 working days before the loan expires. Both parties shall separately sign the Loan Renewal Contract as the supplement to the contract through the examination and approval of the lender.

V. Repayment ahead of time

The borrower should pay off the principal and interest of the loan on the agreed date as stipulated in the contract.

The borrower should notify the lender in writing ____working days ahead of time and asks for the written approval if paying off part of the loan or the loan in full ahead of time. The borrower should negotiate with the lender over the number of repayments and repayment time and amount after paying off part of the principal and interest of the loan ahead of time through the approval of the lender. The interest shall be imposed on the principal and interest of the loan paid off ahead of time based on the actual utilization term and at the borrowing interest rate stipulated in the contract. The lender shall not adjust the borrowing interest accrued before.

In case the borrower requires repayment ahead of time, the lender has the right to claim for compensation at _______.

VI.
The lender shall directly deduct and collect the payments at any account of the borrower, including but not limited to the principal and interest of the loan and all kinds of fees, if the borrower irrevocably authorizes the lender in the situation where it fails to execute or breaches the contract.

Article 10 Guaranty
I. The following contracts are the guaranty contracts of the contract herein.
(1)	the Maximum Amount Guaranty Contract (name of contract) with the number of Xing Yin Shi Bao Zi No. 152010026535, with the guaranty means of warranty and the guarantor of Shishi Lixiang Foods Co., Ltd;

(2)	the Personal Guarantee Statement (name of contract) with the number of Xing Yin Shi Ge Bao Zi No.152010026543-1, with the guaranty means of warranty and the guarantor of Hong Jianghan;

(3)	the Personal Guarantee Statement (name of contract) with the number of Xing Yin Shi Ge Bao Zi No. 152010026543-2, with the guaranty means of warranty and the guarantor of Wu Licong;

(4)	the Personal Guarantee Statement (name of contract) with the number of Xing Yin Shi Ge Bao Zi No.152010026543-3, with the guaranty means of warranty and the guarantor of Gong Shikang;

(5)	the Personal Guarantee Statement (name of contract) with the number of Xing Yin Shi Ge Bao Zi No.152010026543-4, with the guaranty means of warranty and the guarantor of Wu Pingjing; and

(6)	the ______ (name of contract) with the number of _________with the guaranty means of _____ and the guarantor of _______.

II.
The lender has the right not to temporarily execute the obligations of offering the loan in the contract after the signing of the guaranty contracts in the contract herein and before finishing the guaranty formalities.

Article 11 Rights and Obligations of Both Parties

I.	The rights and obligations of the lender:

1.	Have the right to require the borrower to repay the principal and interest of the loan on time;

2.	Have the right to require the borrower to offer the documents related to the loan;

3.	Have the right to understand the production and management and financial status of the borrower;

4.	Have the right to supervise the borrower to utilize the loan according to the agreed purpose in the contract;

5.	Have the right to monitor the loan utilization and raise requirements;

6.	Have the right to directly appropriate the principal and interest of the loan and other related fees at the account of the borrower;

7.
Have the right to transfer the full or part of the obligatory rights and security interests in the contract to the third party at any time without the permission of the borrower. The borrower shall still bear all the obligations in the contract when the lender transfers the loan and security interests in the contract;

8.
Have the right to disclose at the credit checking center of the People's Bank of China or news media the borrower repaying the principal and interest of the loan not in according to the contract or failing to carry out the repayment of the principal and interest, and take the legal measures of liquidation, legal action or arbitration;

9.	Have the right to unilaterally call in the loan ahead of time according to the capital returns status of the borrower; and

10.	Have the right to enjoy other rights as stipulated in laws, regulations, rules or the contract.

(II)	The obligations of the lender:

1.	Offer and pay the loan according to the contract;

2.	Keep secret the debts, property, production and management of the borrower, except for the following:

(1)	Provisions in the laws and regulations;

(2)	Provisions or requirements of the supervision agency; and

(3)	Disclosure to the cooperative party of the lender and others.

II.	The rights and obligations of the borrower:

(I)	The borrower enjoys the following rights:

1.	Have the right to draw and use all the loan according to the contract; and

2.	Have the right to require the lender to keep secret the offered documents according to the contract.

(II)	The obligations of the borrower

1.
Should accurately and truly offer the documents, all the opening banks, account numbers and balance of deposits and loans required by the lender and coordinate with the survey, review and inspection of the lender;

2.
Accept the supervision or inspection of the lender over its utilization of credit funds and related production, management and financial activities and timely adopt reasonable treatment measures for the suggestions or requirements of the lender;

3.
Should utilize the loan according to the agreed borrowing purpose in the contract and not appropriate it for other purposes, and guarantee it shall not be invested in fixed assets; nor shall it be applied to the areas of the production and management prohibited by the state; nor shall it be appropriated to equity capital investment; nor shall it be applied to the speculation of negotiable securities, futures and real estate; or to the mutual borrowing activities between enterprises and other illegal behaviors prohibited by the state; and utilize or appropriate the loan by other means;

4.	Eliminate the agreement in Article 8 of the contract and accept the account monitoring and loan payment management of the lender;

5.	Should pay off the principal and interest of the loan in the contract on time and in full;

6.	Shall not transfer all or part of the debts in the contract to the third party without the written approval of the lender;

7.
Undertake the fees related to the contract, including but not limited to the fees of notarization, appraisal, evaluation and registration and the fees for the achievement of obligatory rights of the lender;

8.	Shall not reduce the registered capital in any way;

9.
Should in advance gain the written approval of the lender before the material events occur to the borrower such as consolidation, dismantlement, equity transfer, foreign investment and substantive increase of debt financing, and positively execute the safeguard measures for repayment of the principal and interest of the loan and fees in the contract on time and in full according to the requirements of the lender, including but not limited to:

(1)
In case the borrower conducts the substantive increase of debt financing including applying to the third party including the bank for the loan or liability, or offering loan to the third party, or offering guaranty for the debts of the third party to have impacted or possibly impact the repayment of the principal and interest of the loan;

(2)
Conduct material property right alteration and the adjustment of operating procedures (including but not limited to signing the contacts of joint venture and cooperation with foreign businessmen and businessmen from Hong Kong, Macao and Taiwan; revocation, closing down, suspension, and changing the line of production; dismantlement, consolidation, merger and being merged; equity transfer; reorganization, building into or rebuilding into a joint-stock company; foreign investment; becoming the shareholder or investing the joint-stock company or investment company with such fixed assets as buildings and machine equipment or the intangible assets of trademark, patent, proprietary technology and land use rights; conducting the transactions of property rights and power of operation by means of leasing, contracting, joint operation and trusteeship).

10.
The borrower should immediately notify the lender and positively execute the safeguard measures for the repayment of the principal and interest of the loan in the contract on time and in full according to the requirements of the loan in the following situations：

(1)	Material financial loss, assets loss or other financial crisis;

(2)	Closing down, being revoked or the business license being withdrawn, applying for or being applied for bankruptcy or dissolution;

(3)	Material crisis in the business or finance of its holding shareholders or other affiliated companies to have impacted its normal business;

(4)	Alteration of legal representative, directors or important executives of the borrower to have impacted the normal business;

(5)	Material alterations of shareholders or stock rights of the borrower;

(6)	Significant related transactions between the borrower and its holding shareholders and other affiliated companies to have impacted the normal business;

(7)	Any legal action, arbitration or criminal or administrative penalty producing material adverse impacts on its business or financial status; and

(8)	Significant events possibly impacting its solvency.

11.
At the requirement of the lender (the requirement shall be notified to the borrower in advance in the reasonable form, unless there exists event of default or potential default or special situation), the representative of the lender shall be within the normal office time engage in the following activities:

(1)	Visit the place where the borrower conducts business;
(2)	Inspect the site, facilities, plant and equipment of the borrower;
(3)	Review and consult the accounting records and other records of the borrower; and
(4)	Inquire the staff, agent, contractor and sub-contractor of the borrower who know or possibly know the related information necessary for the lender.

12.
At the request of the lender, the borrower guarantees that the floating assets, net assets value, ratio of assets and liabilities, floating assets ratio and other financial statuses shall within the loan term be maintained within the following scope:_________________________________.

13.	For the delivered collection documents of the lender by post or other means, the borrower shall sign in and submit the return receipt to the lender.

Article 12 Statements and Commitments of the Borrower
The borrower voluntarily makes the following statements and commitments and bears legal liabilities for the authenticity of the contents：

I.
The borrower is the legal entity established according to the laws of the People's Republic of China and effectively exists, with the full civic capacity. The borrower guarantees to offer related certifications, licenses, certificates and other documents according to the requirements of the lender.

II.
The borrower has the sufficient capacity to execute all the obligations and responsibilities in the contract and shall not sign any agreement with any entity for the alteration of any instruction or financial status to alleviate or exempt all its liquidation responsibility.

II.
The borrower has enough rights and authorization to legally sign the contract and has gained and finished the signing and fulfillment of any internal approval, authorization or other related formalities of and for the contract, so has it gained and finished the signing and fulfillment of any necessary approval, registration, authorization, agreement, licensing or other related formalities of and for any governmental department or other authorities for the contract, and also, any approval, registration, agreement, licensing, authorization and other related formalities necessary for the contract shall be legal and valid.

IV.
The signing of the contract by the borrower is completely in line with the relevant articles of association, inside decisions of the borrower and the resolutions of its boards of shareholders and directors. And the contract shall not be in conflict with the above-mentioned rules and regulations, decisions, resolutions and policies of the borrower.

V.
The signing and execution of the contract is based on the declaration of authentic intention of the borrower, with the loan and financing in line with the laws and regulations, without violation of any law, regulations or the agreement of the contract binding to the borrower. The contract is legal, valid and compulsory, and the borrower shall immediately unconditionally compensate for all the losses of the lender if the contract is invalid for the rights defects of the borrower while signing and executing the contract.

VI.
All the documents, financial statements and other data offered by the borrower to the lender as stipulated shall be authentic, complete, accurate and valid, with all the financial indicators continuously maintained at the request of the lender.

VII.
The borrower agrees that the borrowing business in the contract shall be binding to the provisions, conventions and practice of the lender, with the interpretation right belong to the lender. The lender has the right to call in the loan ahead of time according to the capital returns.

VIII.
 In case the borrower executes the obligations not in accordance with the contract, it shall once again authorize the lender to directly appropriate and collect the corresponding amount at the account opened at the lender or any account opened in the lender's system.

IX.
Whether before the signing of the contract or not, the borrower shall guarantee the authenticity of all the documents if submitting any documents related to specific transaction to the lender for examination and verification, and the lender shall make the decision only on the surface authenticity of the transaction documents and neither participate in nor know the specific transaction of the borrower, to say nothing of bearing any liability.

X.
The borrower has confirmed, except for the situations disclosed to the lender in writing, which it shall not conceal any following events that has arisen or will arise and that may get the lender not to offer the loan in the contract:

(1)
the debts and contingent liabilities of the borrower, including but not limited to any mortgage, pledge, detention and other debt burden imposed on the assets or gains of the borrower and that fails to be disclosed to the lender;

(2)	Material cases of breaking disciplines, laws or being claimed involved in the borrower or its main managers;

(3)	The borrower breaches the contract with any other creditor on obligatory rights and debts;

(4)
The borrower has no any legal action, arbitration or administrative lawsuit possibly on itself or its property as it knows, nor does the liquidation, closing down or other similar procedures for the borrower, which is raised whether by itself or the third party; and

(5)	Other situations possibly impacting the financial status and solvency of the borrower.

XI.
 The borrower makes commitments to utilize the loan according to the contract, not to appropriate it for other use or any purpose breaching the agreement as stipulated in the contract, to accept and coordinate with the inspection of the loan payment management, after-loan management at any time, to cooperate with the lender to supervise, inspect and check the borrowing purpose, production and management, financial activities, goods inventory, assets and liabilities, bank deposit and cash inventory as well as other requirements the lender thinks necessary or proper.

XII.
 The borrower offers the full and valid guaranty recognized by the lender or the guaranty other lenders think proper. If the guaranty in the contract is the house mortgage, the lender should be timely notified while the borrower and the mortgagor know that the mortgaged house will be demolished; in case the mortgaged house is demolished and with compensation form of property exchange adopted, the borrower and the mortgagor should negotiate with the lender to pay off the debts, or set another mortgage and sign the feasible mortgage agreement and offer the qualified guaranty after the previously mortgaged house is lost and before the registration of the new mortgage has not been handle; and for the demolished house compensated, the lender has the right to require the mortgagor to continuously take the demolition compensation as the mortgaged property through the means of opening special account of deposit or deposit receipt.

XIII.
 The borrower shall not reduce the registered capital by any means, or transfer part or all the debts in the contract to the third party without the written approval of the lender in advance, or pay off any debt with other creditors ahead of time without the written approval of the lender and before the debts in the contract are paid off.

XIV.
 The borrower shall timely notify the lender in case of any major adverse event impacting its solvency and solicit the written approval of the lender while conduct such significant events as consolidation, dismantlement, equity transfer, foreign investment and substantive increase of debt financing.

XV.
 The borrower shall bear any expenses including legal action fee, arbitration fee and attorney fee paid by the lender who is involved in the disputes between the borrower and the third party if there occurs legal action, arbitration or other disputes between the lender and the borrower, or any third party related to the borrower while the lender executes the obligations in the contract.

XVI.	For the settlement business in the contract, the borrower shall handle it at the settlement account opened at the lender.

Article 13 Call in Loan Ahead of Time
I.
During the borrowing, the lender has the right to unilaterally decide to suspend offering the loan that has not been utilized by the borrower and ahead of time call in part or all the principal and interest of the loan, and installment loan in one of the following situations occurring to the borrower or the guarantor (the guarantor, mortgagor or pledgor), and other undue loans shall be regarded as maturity ahead of time in case the lender calls in the loan at some phase according to the contract:

(1)
Submits to the lender false documents, or conceals major facts of business and finance, or any certification or document submitted to the lender or any one as stated and promised in Article 12 in the contract proves to be unauthentic, inaccurate or incomplete or intentional misunderstanding;

(2)	Arbitrarily alters the agreed borrowing purpose, appropriates the loan or uses the loan for illegal transactions without the approval of the lender;

(3)
Takes advantage of the false contract with the affiliated party to conduct discount or pledge to the lender with the notes receivable, collected proceeds and other obligatory rights without actual trading for the arbitrage of the capital or credit of the lender;

(4)	Refuses to accept the supervision and inspection of the lender over the credit fund utilization and related business and financial activities;

(5)
The major events including consolidation, dismantlement, acquisition, reorganization, equity transfer, foreign investment and substantive increase of debt financing that may impact the loan the lender thinks;

(6)	intentionally dodges the obligatory rights of the lender through the related transaction;

(7)	Worsening credit status and apparently decreasing solvency (including contingent liability);

(8)	There exists cross default of the borrower, or its affiliated enterprise, and its guarantor or the affiliated enterprise of its guarantor as stipulated in Article 16 in the contract;

(9)	The borrower fails to pay off the principal, interest and fees of any financing in the contract on time;

(10)	The borrower suspends the repayment of the debts, or is not able to pay off the due debts or states that it is not able to pay off the due debts;

(11)	The borrower closes down, goes out of business, is declared bankruptcy, dismissed, revoked the business license, gets involved in material economic disputes or worsening financial status;

(12)
The borrower fails to fulfill the agreed obligations in Article 11 and 14 in the contract and other obligations as stipulated in the contract, or the guarantor fails to fulfill the obligations as stipulated in the guaranty contract;

(13)	The value of mortgage or pledge for guaranty has fallen or possibly apparently falls, or the pledge right shall be executed before the maturity of the loan; and

(14)
Separately stipulated situations in the contract, the status of capital returns of the borrower or the situations that jeopards or impairs or possibly jeopards or impairs the rights and interests of the lender.

II.
In case there appears the situation where the loan is called in ahead of time, the lender can unilaterally decide whether a certain grace period shall be granted or not in according to the production and management, financial status and capital returns of the borrower. In case the grace period is granted, during which time the borrower still fails to take the remedy measures or the remedy measures are not qualified for the requirements of the lender, the lender has the right to unilaterally decide to call in the loan ahead of time; and the lender shall not grant the grace period to the borrower to directly call in the loan ahead of time, either.

III.	The lender has the right to take corresponding measures according to Clause 2 of Article 15 in the contract while calling in the loan ahead of time.

Article 14 The Obligations of the Borrower Disclosing Material Transactions and Events to the Lender
I.	The borrower should timely report to the lender the material transactions and events in writing.
II.
If the borrower is a group customer, it should in accordance with related provisions timely report to the lender the related transactions of more than 10% of its net assets, including but not limited to:

(1)	Affiliated relationships between transaction parties;
(2)	Items and nature of transaction;
(3)	Transaction amount or corresponding proportion; and
(4)	Pricing policy (including the transactions without amount or the ones only with symbolic amount).

Article 15 Liability for Breach of Contract
I.
The borrower and the lender should both fulfill their own obligations after the contract enters into effect. In case either party fails to fulfill or incompletely fulfils the obligations as stipulated in the contract, it should bear corresponding liability of breach of contract.

II.
In case the borrower fails to fulfill the provisions of any article in the contract including utilizing the loan not in according to the agreed borrowing purpose in the contract, paying the borrowing capital not in according to the agreed means, failing to abide by the statements and commitments, false documents for the application for the loan, breaking through the agreed financial indicator or major event of cross default, the lender has the right to adopt one or several measures as follows：

(1)	Order it to make correction of breach of the contract within the prescribed period;

(2)	Suspend the unreleased loan as stipulated in the contract and unpaid borrowing capital in the contract;

(3)	Require the borrower to make up the qualified conditions for the releasing and payment of the loan;

(4)	Unilaterally decide on the advance maturity of all or part of the debts ahead of time;

(5)	Unilaterally terminate the contract and require the borrower to pay off the due or undue principal and interest of the loan and pay and compensate for related losses and fees;

(6)
Require the borrower to pay overdue default interest if the loan is overdue; require the borrower to pay the default interest for appropriation if the borrower appropriates the loan; and require the borrower to pay the compound interest of unpaid interest;

(7)	Require the borrower to make additional or replace guarantors, mortgage, and pledge or pledge rights;

(8)	Execute or realize the rights of any guaranty related to the loan;

(9)
Deduct and collect the principal and interest of the loan and all kinds of costs as stipulated in the contract at any account of the borrower at the lender (except the public welfare accounts including accumulation fund and trade union fee), or entrust the bank where the borrower's account is opened to deduct and collect the principal and interest of the loan, including but not limited to the principal and interest, and all expenses agreed in the contract, and if the currency at the account is different from that of the loan, the lender has the right to deduct and collect the converted loan currency at the listing price of foreign exchange bought by the lender on the current day to pay off the principal and interest of the loan;

(10)	File a lawsuit or arbitration to require the borrower to pay off the principal and interest of the loan, with the expenses for the achievements of the obligatory rights born by the borrower;

(11)
The lender has the right to adopt the measures of detention or lien or other ones the lender thinks proper for any movable property or immovable property, tangible property or intangible property in its control and possession; and

(12)	Other measures according to the laws and regulations or the contract or the lender think proper.

III.
In case under the conditions for the prerequisites of withdrawal as stipulated in the contract and the payment of the borrowing capital, the lender fails to offer the loan according to the agreed date and amount to have caused the loss of the borrower, it should compensate for the corresponding direct economic loss of the borrower, but in any way, it has no liability of compensation for any predictable or unpredictable indirect loss of the borrower.

IV.	The lender has the right to adopt measures according to Clause2 of the article, if the guarantors (guarantor, mortgagor and pledgor) are in the following situations：

(1)	The guarantor fails to fulfill the agreement in the guaranty contract, or has worsening credit status, or other events causing the guaranty capacity to weaken;

(2)
The mortgagor fails to fulfill the agreement in the mortgage contract, or intentionally damages the mortgage, or the value of the mortgage possibly reduces or has apparently reduced, or other events impairing the mortgage of the lender; and

(3)
The pledgor fails to fulfill the agreement in the pledge contract, the value of the pledge has reduced or possibly reduces, or the pledge right shall be executed before the repayment of the loan, or other events impairing the pledge right of the lender.

Article 16 Cross Default
The borrower or its affiliated enterprises, and its guarantor or its guarantor's affiliated enterprise shall be taken as the simultaneous breach of the contract by the borrower in one of the followings, and the lender has the right to call in the loan ahead of time according to Article 13 of the contract and require the borrower to bear the liability of breach of the contract according to Article 15 of the contract:

(1)	Any borrowing, financing or debt or possible breach of contract or being declared the advance maturity;

(2)	Fulfillment of any guaranty or similar obligation, or the possibility of failure of fulfillment;

(3)	Failure of fulfillment or violation of the laws or the contract related to debt guarantee and other similar obligations, or the possibility of failure of fulfillment or violation;

(4)	There is or will be the situation of incapacity of paying off the maturing debts or due/ loan or financing;

(5)	Being declared or to be declared bankruptcy through legal procedures;

(6)	To transfer its assets or property to other creditors; and

(7)	Other situations jeopardizing the principal and interest of the loan in the contract.

Article 17 Obligation Continuity
Any obligation of the borrower in the contract shall be continuous and completely and equally binding to its successor, agent, receiver, assignee and the subject after being consolidated, reorganized and name alteration.

Article 18 Terms for Maturity Accelerating of the Principal and Interest and Fees
The borrower and the guarantors agree that once the borrower fails to fulfill the statements and commitments in Article 12 of the contract, or any obligation in the contract, the lender has the right to decide on the maturity of the loan in the contract and the immediate maturity of all the undue principal and interest, interest (including default interest and compound interest) and corresponding fees in the any obligation of the borrower.

Article 19 Application of Law, Jurisdiction and Dispute Settlement
I.	The signing, effectiveness, execution, dissolution, interpretation and dispute settlement of the contract shall all be subject to the laws of the People's Republic of China.

II.	For any dispute over the contract, both parties should tackle it through friendly negotiation; if not, both parties agree to solve it by the following (1):

(1)
A lawsuit shall be filed to the people's court where the lender is located, with the legal cost, the reasonable attorney's fees paid by the opposite party and other fees in the process of the lawsuit, including but not limited to property preservation fee, travel expense, notarization and certification fee, translation fee, assessment and auction fees undertaken by the losing party.

(2)
An application shall be filed to the ______arbitration committee for arbitration with the dispute subject to the valid rules for arbitration of the arbitration committee while conducting arbitration, and the arbitral award final and binding to both parties. The place of the court session of the arbitration tribunal is at______, with the arbitration fee, the reasonable attorney's fees paid by the opposite party and other fees in the process of the arbitration, including but not limited to property preservation fee, travel expense, notarization and certification fees, translation fee, assessment and auction fees undertaken by the losing party.

(3)	Other means: _____________________________________

III.	The contract shall not be involved in the terms for disputes that shall be still executed during the period of settling the dispute by means of lawsuit, arbitration or other means.

Article 20 Correspondences, Communication and Notice
I.
Any correspondence, communication and notice in the contract shall be delivered to the opposite party in writing at the address, telex number or other contract methods stated on the cover of the contract.

II.
In case the above contact methods of either party in the contract alter, it should without hesitation notify the other party with any shortcut. If either party fails to timely notify the other party that delivers the documents, communication and notice with the former contact methods, it shall bear any consequence accordingly.

III.	Only if any document, communication and notice shall be delivered at the above address, it shall be regarded as delivery on the following dates：

(1)	For the correspondence, it is within 5 working days that it is sent by the registered mail;

(2)	For the telex, it is on the day when the confirmation number of the opposite party shall be received; and

(3)	If the personnel is arranged to make a special delivery, it is on the day when the receiver signs in.

IV.
Both parties agree that the official seals, office stamps, special financial stamp, special contract stamp, stamp for receiving and issuing of both parties and special stamp for credit business of the lender are all the valid seals and stamps for the correspondences, communications and notices of both parties. All the staff of the borrower are the receivers having the right to sign in the correspondences, communications and notices.

Article 21 Validity of Contract and Other Issues
I.	The contract shall come into effect as of the date when both parties make signatures and fix the seals.

II.
Any tolerance and grace by the lender to the borrower or the guarantors, or the lender delaying the execution of the rights and interests in the contract shall not impair, affect or restrict any interests and rights of the lender according to related laws and regulations and the contract, which shall not be regarded as the waiving of the rights and interests in the contract by the lender, nor does it affect any obligation in the contract while the contract is valid.

III.
In case any term of the contract in any aspect at any time is illegal, invalid or non-executable, the legitimacy, effectiveness and enforceability of the rest terms of the contract won't be affected or impaired.

IV.	The addition of the subtitle of the contract is for convenient reading and shall not be used for the interpretation of the contract or any other purpose.

V.	The attachment to the contract is an integral part of the contract with the same legal effect as the original of the contract.

VI.	The contract comes in two copies, with the lender and the borrower and ____each holding one copy, and the equal legal effect.

Article 22 Notarization and Voluntarily Accepting the Compulsory Execution
I.	The contract should be notarized by the notary organ as stipulated by the state if the lender requires notarization.

II.
The notarized contract shall be possessed of the enforcement effect, and the lender has the right to directly file an application to the people's court with jurisdiction for compulsory execution if the borrower fails to pay off the debts or is in the situation where the lender implements the obligatory rights as stipulated in laws, regulations and the contract.

Article 23  Supplementary Provisions:

Lender(Official Seal):	Person Responsible or Person in Charge(Signature):

October 19, 2010	October 19, 2010

Borrower(Official Seal):	Legal Representative or Person in Charge (Signature):

October 19, 2010	October 19, 2010

Maximum Amount Guarantee

(For Line of Credit)
Ref No. XYSBZD 150210026535

Lender: CIB Shishi Branch___________________________
Place of business: __________________________________
Legal representative / Person in charge: _________________
Contact person: __________________   Title: ____________
Mailing address: ___________________________________
Zip Code: __________________  Telex: ________________

Guarantor: Shishi LiXiang Food Co., Ltd.
Place of business: __________________________________
Legal representative / Person in charge: _________________
Contact person: __________________   Title: ____________
Mailing address: ___________________________________
Zip Code: __________________  Telex: ________________
Tel: _______________________      Fax: _______________

Place of Signature: Shishi

Important Notices

It is important for you to read the terms and conditions contained herein carefully and review and acknowledge the following before signing this Agreement:

1.	You have full power and authority to enter into this Agreement and, where the consent of any other person is required by law, you are duly authorized with respect thereto;

2.
You carefully read and fully understand the terms and conditions contained herein. Your attention is drawn to the provisions specifying, excluding or limiting the liabilities of CIB as well as the provisions highlighted in bold;

3.	Your company and you fully understand the meaning and legal consequences of these provisions and are willing to accept the terms and conditions contained herein;

4.
This is a standard form of agreement only. The necessary information may be inserted into the blank spaces left for the relevant provisions and a supplementary provision is provided at the end of this Agreement for supplemental additions, deletions, and modifications to these provisions;

5.	If you are in doubt as to this Agreement, please consult CIB in a timely manner.

The Guarantor agrees to enter into this Agreement in favor of the Lender (“the Creditor”) to guarantee the Line of Credit granted by the Lender to the Applicant, Shishi Feiying Plastic Co., Ltd. (“the Debtor”). This Agreement is entered into by and between the parties in good faith in accordance with the laws and regulations of the People’s Republic of China on the terms and conditions as follows:

I.	Definitions and Interpretation

Unless otherwise mutually agreed in writing: -

1.	The definitions and interpretation provided in the Master Agreement (as defined below) shall apply.

2.
“Creditor’s Claim”, or “Principal Claim”, shall include any and all sums of creditor’s claim in Renminbi or foreign currency (including the principal, interest, default interest, compound interest, liquidated damages, damages and costs incurred by the Creditor in realizing the Creditor’s Claim) arising from the financing services delivered by the Creditor (“the Lender”) to the Debtor (“the Applicant”) upon the Debtor’s application and subject to the Creditor’s approval thereof, under the Master Agreement, such as borrowing, funding and trade finance (including but not limited to issuing letters of credit, trust receipt, packing loans, export financing, export bill purchase, export documentary collection and import bill advance etc), banker’s acceptance, bill discounting, bill repo, security (including independent guarantee, demand guarantee and standby L/C etc.) of any kind whatsoever in Renminbi and in foreign currency.

Any reference to the Creditor’s Claim of the Lender under this Agreement shall refer to the Debt Obligation of the Applicant under this Agreement and the Creditor’s Claim against the Debtor under the Master Agreement shall correspond to the Debt Obligation of the Debtor under the Master Agreement.

3.
“Principal” shall refer to the principal amount of the Creditor’s Claim arising from the financing services delivered by the Lender to the Debtor, including but not limited to the principal amount of loan, trade finance, banker’s acceptance, bill discounting and any advance under letter of credit and the principal amount secured by the Creditor in favor of the Debtor etc.

4.
“Guaranteed Maximum Amount” shall refer to the maximum amount of Principal, as mutually agreed, in connection with the scope of Creditor’s Claim guaranteed hereunder. The Guarantor shall be jointly and severally liable for any outstanding amount of the Creditor’s Claim that the Lender is entitled to against the Applicant within the Guaranteed Maximum Amount, regardless of the number of occurrences nor the amount thereof.

5.
“Period of Guarantee” shall refer to the continuous and uninterrupted period, as mutually agreed, in connection with the scope of Creditor’s Claim guaranteed hereunder. The Guarantor shall be jointly and severally liable for any outstanding amount of the Creditor’s Claim within the Guaranteed Maximum Amount whether any single sum of the Debt Obligation becomes due for repayment before or after expiry of the Period of Guarantee.

6.
“Costs for Realization of the Creditor’s Claim” shall include but not be limited to legal costs, arbitration fees, property preservation fees, application for enforcement costs, attorney fees, handling fees, advertising fees, assessment fees, appraisal fees, auction fees, selling costs, telecommunications charges, travel expenses, disposal fees etc.

7.	“Master Agreement” shall refer to the Line of Credit Agreement (“Parent Agreement”) entered into by and between the Lender and the Applicant and any Sub-agreement thereunder.

A “Sub-agreement” shall refer to any agreement entered into by and between the parties hereto under the Standard Line of Credit Agreement or the Special Line of Credit Agreement and within the line of credit set forth by the Lender, specifying the amount of Principal Claim, deadline for repayment and relevant rights and obligations. The Standard Line of Credit Agreement or the Special Line of Credit Agreement shall be the Parent Agreement of a Sub-agreement. The Parent Agreement and any Sub-agreement shall be equally authentic and any Sub-agreement shall be deemed an integral part of the Parent Agreement. A Sub-agreement can be made in the form of Application for L/C, Application for Negotiation or such other form as the Lender may think fit. In the event of any discrepancy between the Parent Agreement and a Sub-agreement, the Sub-agreement shall prevail.

8.
A “Business Day” referred to herein shall be any day on which the Bank is open for business. During the term of this Agreement, if the scheduled date of withdrawal or repayment is not a business day, such withdrawal or repayment shall be made on the next business day.

II.	Guarantee of Creditor’s Claim under Master Agreement

The Master Agreement guaranteed by this Agreement is the Standard Line of Credit Agreement, No. XYSSZD 152010026535, entered into by and between the Lender and the Applicant (“Parent Agreement”) and any Sub-agreement thereunder, representing the Line of Credit amounting to RMB 129,800,000 available during a Credit Period from September 7, 2010 to November 7, 2010 For the purpose of this Agreement, any reference to the Line of Credit shall not include the Creditor’s Claim as secured by any deposit, certificate of deposit or pledge of treasury bond of the equivalent amount provided by the Applicant or any third party.

The Creditor’s Claim that the Lender is entitled to under the Master Agreement shall form the Creditor’s Claim under the Master Agreement guaranteed by this Agreement.

III.	Guaranteed Maximum Amount

1.	The Guaranteed Maximum Amount shall be Ten Million in Renminbi.

2.
Within this Guaranteed Maximum Amount, the Guarantor shall be jointly and severally liable for any outstanding amount of the Creditor’s Claim (including the principal, interest, default interest, compound interest, liquidated damages, damages and costs incurred by the Creditor in realizing the Creditor’s Claim) that the Lender is entitled to against the Applicant within the Guaranteed Maximum Amount regardless of the number of occurrences nor the amount thereof.

IV.	Validity Period

1.	The Validity Period shall commence on September 7, 2010 and end on November 7, 2010

2.
Any Debt Obligation guaranteed by this Agreement shall take place during the Validity Period and may have a maturity beyond expiry of the Validity Period, i.e. the Guarantor shall be jointly and severally liable for the Creditor’s Claim guaranteed hereunder whether any single sum of the Debt Obligation becomes due for repayment before or after expiry of the Validity Period.

V.	Guarantor’s Liability

1.
The Guarantor’s Liability shall be joint and several under this Agreement. In the event of the Applicant’s failure, for any reason whatsoever, to perform any Debt Obligation due and payable under the Master Agreement (including but not limited to any sum of repayment demanded by the Lender before maturity as a result of the Applicant’s or Guarantor’s default thereunder), the Guarantor shall be liable for repayment thereof on the Applicant’s behalf as agreed herein.

2.	In the case of two or more Guarantors, these Guarantors shall jointly and severally assume liability to the Lender.

3.
In the event of the Debtor’s failure to pay any sum due and payable under the Master Agreement and any interest thereon upon expiry of the deadline for performance of the Principal Obligation, the Guarantor shall be jointly and severally liable for repayment thereof as agreed herein.

4.
In the event of the Lender’s demand of early repayment under the Master Agreement before expiry of the deadline for performance of the Principal Obligation, the Guarantor shall be jointly and severally liable for such early repayment and other debt obligations guaranteed.

VI.	Scope of Guarantee

1.
The Creditor’s Claim guaranteed by this Agreement (“Guaranteed Claim”) shall be the Creditor’s Claim against the Debtor in connection with any loan, facility or credit in any form whatsoever (collectively, “Facility”) provided by the Lender under the Master Agreement, including but not limited to the Principal Claim, interest (including default interest and compound interest), liquidated damages, damages and costs incurred by the Creditor in realizing the Creditor’s Claim.

2.
This Maximum Amount Guarantee shall cover the Facility such as trade finance, acceptance, bill repo and security etc, provided by the Lender to the Applicant during the Validity Period as well as the Creditor’s Claim of the Lender against the Applicant as a result of the Applicant’s nonpayment or the Lender’s advances after expiry of the Validity Period.

3.
Any L/C issuing agreement entered into by and between the Applicant and the Lender during the Credit Period or any L/C issued under such agreement and any amendment thereto shall be deemed a sub-agreement of the Line of Credit Agreement guaranteed by this Agreement and therefore covered by this Maximum Amount Guarantee, and the Guarantor shall be jointly and severally liable for performance of obligations thereunder as agreed herein.

4.
Any warranty issuing agreement entered into by and between the Applicant and the Lender during the Credit Period or any warranty issued under such agreement shall be deemed a sub-agreement of the Line of Credit Agreement guaranteed by this Agreement and therefore covered by this Maximum Amount Guarantee, and the Guarantor shall be jointly and severally liable for performance of obligations thereunder as agreed herein.

5.
The Guarantor agrees that, in connection with any commercial bill issued, accepted or endorsed by the Applicant, any discounting agreement entered into by and between the holder of such commercial bill and the Lender for discounting (including rediscounting) purposes shall be deemed a sub-agreement of the Line of Credit Agreement guaranteed by this Agreement with the discount amount included in the Line of Credit and guaranteed by this Agreement, and the Guarantor shall be jointly and severally liable for performance of obligations thereunder as agreed herein.

6.
The amount of principal, interest, expenses, deadline for repayment, purposes, rights and obligations of the parties and other matters pertaining to each sum of Creditor’s Claim that the Lender is entitled to in connection with the Applicant’s use of any Facility under the Master Agreement shall be those specified in the relevant agreements, contracts, application forms, notices, vouchers and other legal instruments under the Master Agreement, and these relevant agreements, contracts, application forms, notices, vouchers and other legal instruments can be issued or executed without the Guarantor’s confirmation.

7.
For avoidance of doubt, all costs and expenses (including but not limited to attorney fees, legal costs or arbitration fees) incurred by the Lender for or in connection with preparation, perfection, performance or enforcement of this Agreement or any right hereunder shall be deemed part of the Guaranteed Claim.

VII.	Period of Guarantee

The Period of Guarantee hereunder shall be:-

1.	For each sum of Facility provided by the Lender to the Applicant under the Master Agreement, two years after expiry of the deadline for repayment of such sum;

2.	For each installment of Facility with a due date specified in the Master Agreement, two years after expiry of the deadline for repayment of such installment;

3.	For each installment of Principal Claim, two years after the due date for repayment of such installment;

4.
For each sum of Facility under the Master Agreement that an extension agreement has been entered into by and between the Lender and the Applicant whether, with or without the Guarantor’s consent, two years after expiry of the new deadline for repayment of such sum specified in the extension agreement;

5.
For each early repayment demanded by the Lender in accordance with the applicable laws and regulations or covenants in the Master Agreement, two years after expiry of the deadline for repayment specified in the notice of early repayment given to the Applicant by the Lender;

6.	For any banker’s acceptance, L/C and warranty, two years after the advance has been made by the Creditor; in the case of advance in installments, two years after the date of each installment;

7.	For a discounted commercial bill, two years after the due date of such bill.

VIII.	Payment on Demand

The Guarantor shall immediately pay, perform and discharge the Guarantor’s Liability upon receipt of the Lender’s written notice stating the reference number of the Guarantee and demanding repayment of the outstanding amount of the Creditor’s Claim or any part of it and waive all defenses.

IX.	The Guarantor’s Representations and Warranties

The Guarantor represents and warrants on its free will and assumes legal responsibility for the authenticity of the following:

1.
The Guarantor is a legal entity duly incorporated and existing under the law of the People’s Republic of China with full civil capacity and is capable of providing on demand the relevant proof, license, certificate and such other documents as required by the Lender from time to time.

2.
The Guarantor has full capacity to perform its obligations and liabilities hereunder and pay, perform and discharge, on a voluntary basis, the Debt Obligation in connection with each Facility provided by the Lender to the Applicant under the Master Agreement and the Guarantor’s Liability under this Agreement shall not be reduced, discharged, released or otherwise adversely affected by any instruction or change in its financial position.

3.
The Guarantor has full power, authority and statutory right to enter into this Agreement,  and the Guarantor has obtained and performed any and all internal approvals, authorizations and any other procedures required for execution and performance of this Agreement and has obtained and performed any and all necessary approvals, registrations, authorizations, consents, permissions and any other procedures required by any governmental agency or other authority to execute and perform this Agreement; and these approvals, registrations, authorizations, consents, permissions and any other procedures remain in full force and effect.

4.
The execution of this Agreement by the Guarantor is in full compliance with the Guarantor’s articles of association, internal decisions and resolutions adopted at the meetings of shareholders and directors; and the execution of this Agreement is not in conflict with or in breach of any of the Guarantor’s articles of association, contracts, resolutions adopted at the meetings of shareholders and directors and corporate policies.

5.
The execution and performance of this Agreement reflects the true intention of the Guarantor. Such execution and performance is not in violation of any law, statute, regulation or contract that is binding on the Guarantor. This Agreement is valid and enforceable and the Guarantor agrees unconditionally to indemnify the Lender all losses incurred or suffered by the Lender as a result of invalidity of this Agreement due to any defect in the Guarantor’s right to execute and perform this Agreement.

6.	All documents, financial statements and other information provided by the Guarantor to the Lender hereunder are true, complete, accurate and valid.

7.	Any change in the Guarantor’s ownership structure or any major event or transaction involving any of the Guarantor’s senior executives is subject to the Lender’s prior written consent.

8.
The Guarantor hereby authorizes the Lender to debit the sum concerned directly from any Guarantor’s account with the Lender in the event of the Guarantor’s default under this Agreement and the Master Agreement.

9.
Without prejudice to the Applicant’s repayment of any future Debt Obligation, the Guarantor may seek recovery from the Applicant after performing the Guarantor’s Liability hereunder. However, the Guarantor agrees that the Lender shall have priority in satisfying its claim for payment under the Master Agreement.

10.
In the case that a counter-guarantee is or will be entered into by and between the Applicant and the Guarantor in connection with the obligations hereunder, the rights available to the Lender under this Agreement shall not be adversely affected, whether in law or in fact, by such counter-guarantee.

11.
Before the Debt Obligation guaranteed by this Agreement is fully performed, the Lender may demand a new, adequate and valid guarantee from the Guarantor in the event of the Guarantor’s lack of capacity to guarantee the full performance of all Debt Obligations for any reason whatsoever.

12.
In the event of the Applicant’s failure to perform any Debt Obligation, regardless of any other guaranteed rights that may be available to the Lender in connection with the Creditor’s Claim under the Master Agreement (including but not limited to warranty, mortgage, pledge, guarantee, standby L/C or security in any other form whatsoever), the Guarantor shall be liable for all liabilities guaranteed under this Agreement and waive all defenses under the Guarantee Law and the Property Law.

13.
There is no litigation, arbitration or administrative proceeding presently in progress or pending or threatened against the Guarantor or any of its assets, and to the best of its knowledge, there is no liquidation, winding-up or similar proceedings presently in progress, whether taken by or against the Guarantor

14.
In the event of any action, arbitration or any other dispute arising from or in connection with the subject matter contemplated hereunder and involving the Lender, the Guarantor or any other third party, the Guarantor shall indemnify the Lender from all legal costs, arbitration fees, attorney fees etc. incurred by the Lender in connection therewith.

X.	Disclosure of Major Transactions and Major Events

1.	The Guarantor shall promptly inform the Lender in writing of any major transaction and major event affecting the Guarantor.

2.
During the term of this Agreement, the Guarantor shall give a 30-day written notice to the Lender of conversion of shares, reorganization, amalgamation, division, reconstruction, joint-venture, cooperation, joint operation, contracting, lease, change in scope of business or registered capital, transfer of substantial assets, contingent liabilities etc. or any event that may adversely affect the Guarantor’s capacity to perform its obligations hereunder.

3.
In the case of the Guarantor’s winding-up, going out of business, bankruptcy, dissolution, withdrawal of business license, deregistration, deterioration of financial situation or involvement in major economic disputes or any major event that may adversely affect the Guarantor’s capacity to perform its obligations hereunder, the Guarantor shall inform the Lender of such event in writing within seven calendar days from the date of occurrence of such event.

4.
In the case of any major action or arbitration taken by or against the Guarantor or any major event that may adversely affect the Guarantor’s capacity to perform its obligations hereunder, the Guarantor shall inform the Lender of such event in writing within seven calendar days after receipt of the relevant notice.

5.
The Guarantor agrees that the Creditor’s Claim of the Lender should not be adversely affected by reason of any legal dispute between the Guarantor and any other third party (including contractual dispute in trade).

XI	Event of Default and Breach of Contract

1.
After execution of this Agreement, the Lender and the Guarantor shall perform their respective obligations under this Agreement. Either party that fails to perform its obligations hereunder or any part of it will be held liable for breach of contract.

2.	The Lender may demand immediate performance of the Guarantor’s Liability under this Agreement in any of the following circumstances:

a.
Any certificate, document provided by the Guarantor to the Lender or any representation or warranty made by the Guarantor in Section 9 of this Agreement found to be untrue, inaccurate, incomplete or deliberately misleading;

b.	Deterioration of the Guarantor’s credit profile with its ability to meet its liabilities (including contingent liabilities) significantly affected.

c.	The Guarantor’s failure to disclose any of the major transactions or major events set forth in Section 10 of this Agreement;

d.	The Guarantor’s winding-up, going out of business, bankruptcy, dissolution, withdrawal of business license, deregistration, deterioration of financial situation etc;

e.	Any other event that has adversely affected or damaged or will adversely affect or damage the Lender’s interests.

3.	The Lender may demand one or more of the following actions or things to be taken or done by the Guarantor upon occurrence of any event of default:

a.	The Guarantor’s corrective action within a specified period of time;

b.	A new, adequate and valid guarantee from the Guarantor;

c.	Performance of the Guarantor’s Liability in advance;

d.	Compensation from the Guarantor for any and all losses, direct or indirect, incurred by the Lender due to such event of default.

The Guarantor hereby undertakes to do what the Lender demands and waive all defenses.

XI.	Independence of Guarantor’s Liability

1.	Unless otherwise agreed herein, the Guarantor’s Liability under this Agreement shall be independent of the relationship between either party hereto and any other third party.

2.
The Guarantee created hereunder shall be independent and shall not become invalid as a result of the invalidity of the Master Agreement. Should the Master Agreement be held invalid, the Guarantor shall be jointly and severally liable for the Debt Obligation of the Debtor in connection with return of property or compensation for losses.

3.
In the event of the Applicant’s default under the Master Agreement (including but not limited to the Applicant’s use of any loan for a purpose not stated in the sub-agreement), the Guarantor’s Liability under this Agreement shall not be reduced, discharged, released or otherwise adversely affected.

4.
Upon the due date of any Creditor’s Claim under the Master Agreement or in the event of the Guarantor’s default under this Agreement, the Lender may debit the sum concerned directly from any Guarantor’s account with the Lender to discharge any Creditor’s Claim within the Scope of Guarantee. In this case, if the account currency is different from the Creditor’s Claim currency, the buying rate published by the Lender for the date of debiting shall be used for conversion.

5.
With respect to other guaranteed rights that may be available under the Master Agreement (including but not limited to warranty, mortgage, pledge, guarantee, standby L/C or security in any other form whatsoever), the Guarantor agrees that the Lender may waive any part of security interest or priority of interests (including when the underlying collateral is based on any collateral provided by the Debtor) and the Lender may through any agreement with any mortgagor / pledger (including when such mortgagor / pledger is the Debtor itself) modify the priority of interests as well as the amount of Guaranteed Claim; notwithstanding the foregoing, the Guarantor agrees to perform all liabilities guaranteed under this Agreement.

6.
The Guarantor agrees and acknowledges that any amendment to the Master Agreement made by the Lender and the Applicant shall be deemed to have been made with the Guarantor’s prior consent without giving notice to the Guarantor and the Guarantor’s Liability shall not be reduced, discharged, released or otherwise affected;

7.
Before the Creditor’s Claim covered by the Maximum Amount Guarantee is established, the Lender may transfer the Creditor’s Claim or any part of it as well as the relevant security right without the Guarantor’s consent.

XII.	Survival of Obligation

1.
The Guarantor’s obligations under this Agreement shall survive and be equally binding upon its successors, agents, receivers, assigns as well as the resulting entity after its amalgamation, reorganization or change of name etc.

2.
The Guarantor hereby acknowledges that the Lender may provide Facility on a continuous and revolving basis under the Master Agreement and the Guarantor shall be jointly and severally liable for any Creditor’s Claim thus created, regardless of the number of occurrences nor the amount thereof.

3.
This Agreement constitutes a continuous guarantee and any interim payment or repayment made by the Applicant for the Guaranteed Claim or any part of it shall not be deemed as a discharge of the Guarantor’s Liability under this Agreement and the Guarantor shall be liable for payment of any outstanding amount of the Guaranteed Claim.

4.
In the case that the Guaranteed Claim or any part of it is discharged or satisfied by means of any payment, security or disposal but such payment, security or disposal is nevertheless held invalid due to bankruptcy, liquidation or other similar proceedings, the Guarantor’s Liability under this Agreement shall remain as if such discharge or satisfaction had not been made.

XIV.	Subrogation

The Guarantor hereby acknowledges that, in the event of the Guarantor’s default or failure to repay the amount advanced by the Lender, the Lender shall be subrogated to priority claims against the Guarantor’s rights and interests in connection with the bonds, receivables and assets of any other third party. The Guarantor hereby waives all defenses against the Lender under Section 28 of the Guarantee Law.

XV.	Set-off

The Lender’s rights under this Agreement or any other transaction shall not be offset by any set-off right of the Guarantor or any other third party against the Lender.

XVI.	Governing Law, Jurisdiction and Dispute Settlement

1.	The formation of this Agreement, its validity, performance, construction and settlement of dispute, shall be governed by the law of the People's Republic of China.

2.
Any dispute arising out of or in connection with this Agreement shall be settled through consultation between the Guarantor and the Lender. If no settlement can be reached in this way, the parties hereto agree that the dispute shall be settled in a manner described in Paragraph a below:

a.
The dispute shall be submitted to the People’s Court in the place where the Lender is located. The legal costs and the reasonable attorney fees as well as other costs and expenses incurred by the other party during the legal proceeding, including but not limited to property preservation fees, travel, notary fees, translation, appraisal fees and auction fees, shall be borne by the losing party.

b.
The dispute shall be submitted to _________ Arbitration Committee for arbitration under its Arbitration Rules then in force. The arbitral award shall be final and binding on the parties hereto. The place of arbitration shall be _____. The arbitration fees and the reasonable attorney fees as well as other costs and expenses incurred by the other party during the legal proceeding, including but not limited to property preservation fees, travel, notary fees, translation, appraisal fees and auction fees, shall be borne by the losing party.

c.	Other methods: _____________________________________________

3.	During the above-mentioned legal proceeding or arbitration, the remaining provision of this Agreement not affected by the dispute shall remain in full force and effect.

XVII.	Correspondence, Communication and Notice

1.	Any notice or communication given under this Agreement shall be in writing and delivered to the other party in accordance with the address, telex or contact information first above written.

2.
Either party shall notify the other party of any change to the above-mentioned contact information without delay. The party that fails to give such notification in a timely manner shall be held liable for any consequence of delivering any notice or document at the last known address before such change.

3.	A notice or communication addressed as provided above shall be deemed to have been delivered:

a.	If sent by post, 5 business days after sent as a registered letter;
b.	If sent by telex, on the day of receiving the other party’s telex confirmation;
c.	If delivered personally, on the day of receipt.

4.
The parties hereto agree that the official seals, office seals, financial seal, contract seal, receipt seal and the Lender’s loan seal shall be valid seals for any correspondence, communication or notice between the parties hereto. The department heads or senior executives of the Applicant are authorized to receive such correspondence, communication or notice.

XVIII.	Validity, Modification and Miscellaneous Items

1.	This Agreement shall become effective upon signature and remain in full force and effect until the Debt Obligation has been fully satisfied.

2.
Any modification or supplement to this Agreement shall be agreed by the Guarantor and the Lender in writing and executed by their respective legal representatives / persons in charge or authorized representatives

3.	During the term of this Agreement, there is no need for the Guarantor to verify each Master Agreement by and between the Lender and the Applicant.

4.
During the term of this Agreement, any pardon, grace or favor given by the Lender to the Applicant or the Guarantor or postponement of the Lender’s rights or interests hereunder shall in no way impair, affect or limit the rights and interests available to the Lender under any law, administrative regulation or this Agreement and shall in no way be deemed a waiver thereof nor affect any obligation of the Guarantor hereunder.

5.	All annexes (if any) attached hereto shall be deemed an integral part of this Agreement and of equal authenticity.

6.
Within the Validity Period specified in the Master Agreement, any contract, agreement or other legal instrument entered into by and between the Lender and the Applicant, unless otherwise specified in such contract, agreement or other legal instrument, shall be deemed to be guaranteed by this Agreement.

7.
This Agreement is executed in two original counterparts, the Lender and the Guarantor holding one each. The Applicant shall hold one copy of this Agreement. This Agreement may have one or more copies as necessary and these copies shall be properly kept by the parties hereto. If notarization is required, the notary public shall keep one copy of this Agreement.

XIX	Notarization and Enforceability

1.	This Agreement shall upon the Lender’s request be notarized at a notary public licensed by the state.

2.
The Guarantor agrees that the Lender may obtain from the notary public a notarial certificate on the enforceability of this Agreement. In the event of the Guarantor’s failure to perform the Guarantor’s Liability before the deadline specified in the Master Agreement, the Lender may present before a court of competent jurisdiction such notarial certificate to seek enforcement of this Agreement and the Guarantor hereby waives all rights to defense itself or to refuse to perform the Guarantor’s Liability.

XX	Supplementary Provisions

Lender (Official Seal):	Person in charge / authorized representative:

(Signature)

September 7, 2010

Guarantor (Official Seal):	Legal representative / authorized representative:

September 7, 2010